EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

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                            Under Section 807 of the
                Business Corporation Law of the State of New York

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            We, the undersigned, being the Chairman and Chief Executive Officer and Secretary of Financial Security Assurance Holdings Ltd., a corporation organized and existing under the Business Corporation Law of the State of New York (the "Corporation"), do hereby execute this Restated Certificate of Incorporation and do hereby certify as follows:

            FIRST: The name of the Corporation is Financial Security Assurance Holdings Ltd. The name under which the Corporation was formed was American Financial Assurance Holdings Ltd.

            SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on April 20, 1984.

            THIRD: The Certificate of Incorporation of the Corporation is hereby further amended, as authorized by Section 801 of the New York Business Corporation Law, to increase the aggregate number of shares which the Corporation shall have authority to issue from 53,000,000 shares of stock with a par value of $.01 per share to 220,000,000 shares of stock with a par value of $.01 per share. Such increase of authorized shares consists of (A) an increase in the number of shares of common stock with a par value of $.01 per share which the Corporation shall have authority to issue from 50,000,000 to 200,000,000, and (B) an increase in the number of shares of preferred stock with a par value of $.01 per share which the Corporation shall have authority to issue from 3,000,000 to 20,000,000. The Board of Directors remains expressly vested with authority to issue preferred stock from time to time, without further shareholder approval, having terms, limitations, rights and preferences, including voting, dividend, redemption, conversion, liquidation and other rights, as the Board of Directors by resolution shall determine.

            FOURTH: To accomplish the aforesaid amendment, the introductory sentence and Sections A and B of Article IV of the Certificate of Incorporation of the Corporation are amended to state the following (Section C of Article IV remains in effect without any amendment thereto):
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                                   ARTICLE IV
                                AUTHORIZED SHARES

      The aggregate number of shares which the Corporation shall have authority to issue is 220,000,000 shares of stock with a par value of $.01 per share.

                                 A. Common Stock

      Of the aggregate number of shares which the Corporation shall have authority to issue, 200,000,000 of such shares shall be designated as a single class of common stock with a par value of $.01 per share.

                               B. Preferred Stock

      Of the aggregate number of shares which the Corporation shall have authority to issue, 20,000,000 of such shares shall be designated as preferred stock with a par value of $.01 per share. The Board of Directors is expressly vested with authority to issue preferred stock from time to time in one or more series, of such rank and with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series. The Board of Directors is also expressly vested with authority to fix the number of shares constituting such series and to fix:

            (1) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

            (2) the price or prices, times and terms and conditions, if any, upon which or at which shares of such series shall be subject to redemption;

            (3) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange;

            (4) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

            (5) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of, common stock;


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            (6) the full or limited voting rights, if any, to be provided for shares of such series; and

            (7) any other designations, preferences and relative, participating, optional or other such special rights, and qualifications, limitations or restrictions thereof, of shares of such series;

in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of New York. All shares of preferred stock shall be identical and of equal rank except as otherwise provided in this Certificate of Incorporation or as may be fixed by the Board of Directors as provided above; provided, however, that all shares of the same series shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative. The amount of the authorized preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of the preferred stock or any series thereof, or on the part of any other class of stock of the Corporation, except as may be otherwise provided in this Certificate of Incorporation or in the above mentioned resolution or resolutions fixing the voting rights of any series of the preferred stock.

      The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of preferred stock, subject to any class voting rights of the holders of any series of preferred stock contained in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of New York.

            FIFTH: The Restated Certificate of Incorporation, as previously amended to include the terms and conditions of the Series A Preferred Stock, and as further amended by the foregoing, is hereby restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

            The name of the corporation (hereinafter referred to as the "Corporation") is : "FINANCIAL SECURITY ASSURANCE HOLDINGS LTD."

                                   ARTICLE II
                                     PURPOSE

            The purpose for which the Corporation is formed is to engage in any lawful act of activity for which corporations may be organized under the Business Corporation Law, but the Corporation is not formed to engage in any act or activity


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requiring the consent or approval of any state official, department, board, agency or any other body without such consent or approval first being obtained.

                                   ARTICLE III
                                     OFFICE

            The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

                                   ARTICLE IV
                                AUTHORIZED SHARES

      The aggregate number of shares which the Corporation shall have authority to issue is 220,000,000 shares of stock with a par value of $.01 per share.

                                 A. Common Stock

      Of the aggregate number of shares which the Corporation shall have authority to issue, 200,000,000 of such shares shall be designated as a single class of common stock with a par value of $.01 per share.

                               B. Preferred Stock

      Of the aggregate number of shares which the Corporation shall have authority to issue, 20,000,000 of such shares shall be designated as preferred stock with a par value of $.01 per share. The Board of Directors is expressly vested with authority to issue preferred stock from time to time in one or more series, of such rank and with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock, and in such resolution or resolutions providing for the issue of shares of each particular series. The Board of Directors is also expressly vested with authority to fix the number of shares constituting such series and to fix:

            (1) the rate and times at which, and the conditions under which, dividends shall be payable on shares of such series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

            (2) the price or prices, times and terms and conditions, if any, upon which or at which shares of such series shall be subject to redemption;

            (3) the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of other classes of stock, or series thereof, of the Corporation and the terms and conditions of such conversion or exchange;


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

            (4) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

            (5) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for the purchase of, common stock;

            (6) the full or limited voting rights, if any, to be provided for shares of such series; and

            (7) any other designations, preferences and relative, participating, optional or other such special rights, and qualifications, limitations or restrictions thereof, of shares of such series;

in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation, as amended to the date of such resolution or resolutions, and to the full extent now or hereafter permitted by the laws of the State of New York. All shares of preferred stock shall be identical and of equal rank except as otherwise provided in this Certificate of Incorporation or as may be fixed by the Board of Directors as provided above; provided, however, that all shares of the same series shall be identical and of equal rank except as to the times from which cumulative dividends, if any, thereon shall be cumulative. The amount of the authorized preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of stock of the Corporation entitled to vote, without any requirement that such increase or decrease be approved by a class vote on the part of the preferred stock or any series thereof, or on the part of any other class of stock of the Corporation, except as may be otherwise provided in this Certificate of Incorporation or in the above mentioned resolution or resolutions fixing the voting rights of any series of the preferred stock.

      The Board of Directors is also expressly vested with authority to amend any of the provisions of any resolution or resolutions providing for the issue of any series of preferred stock, subject to any class voting rights of the holders of any series of preferred stock contained in this Certificate of Incorporation or in the resolution or resolutions providing for the issue of such series and subject to the requirements of the laws of the State of New York.

                           C. Series A Preferred Stock

            Section 1.  Designation and Amount.

            The shares of such series shall be designated as Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred


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

Stock"), and the number of shares constituting such series shall be two million (2,000,000).

            Section 2. Dividends.

            The holders of shares of Series A Preferred Stock shall not be entitled to receive any cash dividends on the shares of Series A Preferred Stock.

            Section 3. Redemption; Limitations on Transfer.

            (a) Mandatory Redemption. On May 13, 2004, to the extent (i) the Corporation shall have funds legally available therefor and (ii) the Corporation shall not have been rendered insolvent pursuant to the U.S. Bankruptcy Code, the Corporation shall redeem all remaining outstanding shares of Series A Preferred Stock, at a redemption price of $0.35 per share in cash without interest. If, for any reason, the Corporation shall fail to discharge its mandatory redemption obligations pursuant to this Section 3(a), such mandatory redemption obligations shall be discharged as soon as the Corporation is able to discharge such obligations. If and so long as any mandatory redemption obligations with respect to the shares of Series A Preferred Stock shall not be fully discharged, (i) no dividends (other than dividends in shares of the Common Stock) shall be paid or declared or set aside for payment or other distribution made upon the Common Stock or any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to payment upon liquidation, or any warrants, rights, calls or options exercisable for or convertible into Common Stock or any such capital stock, (ii) nor shall any shares of the Common Stock or shares of any other capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to payment upon liquidation, or any warrants, rights, calls or options exercisable for or convertible into Common Stock or any such capital stock be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking or other similar fund for the redemption of any such shares) by the Corporation or any direct or indirect subsidiary of the Corporation (except, in the case of clause (ii), by conversion into or exchange for shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment upon liquidation).

            (b) Limitations on Transfer and Related Optional Redemption. The shares of Series A Preferred Stock may not be sold, assigned, pledged, hypothecated or otherwise transferred by Fund American Enterprise Holdings, Inc. ("FFC"); provided, however, that FFC may transfer shares of the Series A Preferred Stock to any majority-owned subsidiary of FFC which subsidiary shall be subject to the same restrictions on transfer as FFC; provided, further, that such subsidiary may hold shares of Preferred Stock only so long as such subsidiary remains a majority-owned subsidiary of FFC. Any such transfer in contravention of this provision (including the shares of Series A Preferred Stock held by a person which is no longer a majority-owned subsidiary of FFC) shall be void ab initio. If the holder attempts to transfer any shares of Series A Preferred Stock in contravention of this provision, the Corporation may, at its option,


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

call for redemption, in accordance with Section 3(c) hereof, all shares of Series A Preferred Stock which were proposed to be transferred, sold, hypothecated or assigned by the holder thereof at a redemption price of $0.35 per share.

            (c) General Procedures for Redemption. At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock, a written notice shall be given to each holder of record of shares of the Series A Preferred Stock to be redeemed by certified or registered mail in a postage prepaid envelope or by a nationally recognized overnight courier (appropriately marked for overnight delivery) addressed to such holder at its post office address as shown on the records of the Corporation (and shall be deemed given only upon the earlier of (i) the date when received by the holder and (ii) three days after the Corporation has sent such notice), notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (the "Redemption Date"), that the shares shall be deemed to be redeemed at 5:00 p.m., New York time, on such date and the redemption price, and calling upon such holder to surrender to the Corporation on the Redemption Date at the place designated in such notice its certificate or certificates representing the number of shares specified in such notice of redemption. Each notice of redemption shall be irrevocable. On or after the Redemption Date, upon surrender by each holder of its certificate or certificates for shares of the Series A Preferred Stock to be redeemed at the place designated in such notice the redemption price of such shares shall be paid in immediately available funds to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof. From and after the Redemption Date (unless notice of redemption is not received by each holder of shares as aforesaid, or default shall be made by the Corporation in payment of the redemption price), all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price of such shares upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not be deemed to be outstanding for any purpose whatsoever.

            (d) Shares Redeemed or Repurchased. Shares of the Series A Preferred Stock redeemed, repurchased or retired by the Corporation pursuant to the provisions of this Section 3 or surrendered to the Corporation upon conversion, shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

            Section 4. Voting Rights.

            Except as otherwise provided in Section 7 or as required by law, the holders of shares of the Series A Preferred Stock shall be entitled to vote, together with the holders of the Common Stock as a single class, on any matter on which the holders


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of the Common Stock shall be entitled to vote, without discrimination, with one share of Series A Preferred Stock voting the number of shares of Common Stock it would then be convertible into.

            Section 5. Liquidation Rights.

            (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of shares of the Series A Preferred Stock shall be entitled to receive, in cash, out of the assets of the Corporation available for distribution to stockholders, the amount of Thirty-five Cents ($0.35) for each share of the Series A Preferred Stock before any distribution shall be made to the holders of shares of the Common Stock or any other capital stock of the Corporation ranking (as to any such distribution) junior to the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series A Preferred Stock and all other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series A Preferred Stock and such other classes and series of preferred stock ranking (as to any such distribution) on a parity with the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

            (b) For purposes of this Section 5, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, however, that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the Series A Preferred Stock.

            After the payment of the full preferential amounts provided for herein to the holders of shares of the Series A Preferred Stock, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

            Section 6. Conversion.

            (a) Holders of shares of the Series A Preferred Stock shall have the right, exercisable at any time (and from time to time) from the later of (i) the issue date or (ii) November 13, 1994 until 5:00 p.m., New York time, on the Redemption Date, to convert all or any such shares of the Series A Preferred Stock for shares of the common stock, par value $0.01 per share ("Common Stock"), of the Corporation (calculated as to each conversion to the nearest 1/100th of a share), at the conversion


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price of $29.65 per share of the Common Stock (the "Conversion Price";
equivalent to a conversion rate of one share of Common Stock for each share of the Series A Preferred Stock so converted (the number of shares of Common Stock issuable upon conversion being, the "Conversion Rate")), subject to adjustment as described below. In the case of shares of the Series A Preferred Stock called for redemption, conversion rights shall expire at the close of business on the last business day preceding the Redemption Date.

            (b) Any holder of a share or shares of the Series A Preferred Stock electing to convert such share or shares thereof shall deliver the certificate or certificates therefor to the principal office of the Corporation, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or its duly authorized attorney, by wire transfer in immediately available funds of an amount equal to the Conversion Price per share multiplied by the number of shares so converted (the "Conversion Funds") and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to Section 6(d) hereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer, the Conversion Funds and such taxes, stamps, funds, or evidence of payment shall have been so delivered. The Corporation shall, as promptly as practicable (and in any event within five business days) after such date of conversion, deliver to the record holder of shares of Series A Preferred Stock to be converted at such holder's address as the same appears on the stock register of the Corporation, a certificate for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid and shall make payments in cash for any fractional shares as provided below.

            (c) No fractional shares of the Common Stock shall be delivered upon conversion of the Series A Preferred Stock. If more than one share of the Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of the Common Stock that shall be deliverable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered. Instead of any fractional shares of the Common Stock that would otherwise be deliverable upon conversion of any shares of the Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Stock on the last business day preceding the date of conversion. The closing price for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the


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closing sale price of the Common Stock or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices per share of Common Stock in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock selected by the Board of Directors of the Corporation for that purpose.

            (d) If a holder converts a share or shares of the Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the Common Stock upon the exchange. The holder, however, shall pay to the Corporation the amount of any tax that is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be delivered to a person other than such holder.

            (e) All shares of Common Stock that may be delivered upon conversion of shares of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable, free and clear of any liens or other encumbrances.

            (f) If, after the date hereof, the Corporation, directly or indirectly, (i) pays a dividend, or makes any other distribution, on its Common Stock in shares of its Common Stock, (ii) subdivides the outstanding Common Stock into a greater number of shares (by reclassification or otherwise than by a dividend or distribution referred to in clause (i)) or (iii) combines the outstanding Common Stock into a lesser number of shares, in each such case, the Conversion Rate in effect at the record date for the dividend or distribution or the effective date of the subdivision or combination, will be adjusted so that, upon conversion of Series A Preferred Stock after the record date or effective date with respect to a specified number of shares of Common Stock, the holder will receive the number and kind of shares which the holder would have received if the holder had converted the Series A Preferred Stock with respect to that number of shares of Common Stock immediately before the first of those events and retained all the shares and other securities which the holder received as a result of each of those events.

            (g)(i) In the event the Corporation shall, directly or indirectly, declare or pay any dividend (other than regular quarterly cash dividends, or dividends in the form of shares of Common Stock or other securities), or make any distribution in cash or property (other than shares of Common Stock or other securities), to holders of the Common Stock (whether in connection with a merger or consolidation in which the Corporation is the surviving or continuing corporation, exchange of securities, sale of assets, plan of liquidation, reorganization, restructuring, recapitalization or reclassification or otherwise), the Conversion Price shall be reduced by the amount of such dividend and/or distribution per share of Common Stock underlying the Series A Preferred Stock (except to the extent any such amount shall previously have been applied as an adjustment to the Conversion Price pursuant to this paragraph).


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            (ii) In the event the Corporation shall, directly or indirectly, issue any rights, warrants, options or other securities convertible into or exercisable for any underlying security ("Derivative Securities") to holders of the Common Stock (whether in connection with a merger or consolidation in which the Corporation is the surviving or continuing corporation, exchange of securities, sale of assets, plan of liquidation, reorganization, restructuring, recapitalization, reclassification or otherwise), the Conversion Price shall be reduced by an amount equal to the Value Per Share of the Common Stock. The "Value Per Share of the Common Stock" shall mean the value of the Derivative Securities issued in respect of one share of the Common Stock and shall be determined by an independent appraiser jointly retained and selected by the Corporation and the holder; the costs of the independent appraiser shall be borne equally by the Corporation, on the one hand, and the holder, on the other hand.

            (iii) In the event that the Corporation shall, directly or indirectly, issue any capital stock or any other securities, in each case other than shares of Common Stock and Derivative Securities ("Non-Derivative Securities"), to holders of the Common Stock (whether in connection with a merger or consolidation in which the Corporation is the surviving or continuing corporation, exchange of securities, sale of assets, plan of liquidation, reorganization, restructuring, recapitalization, reclassification or otherwise) (each issuance, a "Specified Adjustment Event"), the holder shall have the right, upon conversion of such Series A Preferred Stock after the record date (or, if there is no record date, the effective date) for such Specified Adjustment Event, to receive, in addition to the number of shares of Common Stock to which it is entitled to receive upon such conversion, the kind and amount of any such Non-Derivative Securities that it would have owned or been entitled to receive immediately following the occurrence of such Specified Adjustment Event had such Series A Preferred Stock been converted immediately prior to such Specified Adjustment Event or record date, as the case may be.

            (iv) Any Non-Derivative Securities to which the holder is entitled upon conversion of the Series A Preferred Stock shall be held by the Corporation for the pro rata benefit of the holders. The Corporation shall be entitled to any interest or other cash income earned or accrued in respect of any Non-Derivative Securities held for the benefit of a holder of a share of Series A Preferred Stock; provided, however, that any dividend, distribution or issuance of cash, property or securities in respect of any such Non-Derivative Securities (other than regular quarterly cash dividends or any other regular or periodic interest or similar payments) shall be treated in the same manner as dividends, distributions or issuances in respect of Common Stock hereunder. Any Non-Derivative Securities held for the benefit of the holder of one share of Series A Preferred Stock shall be distributed, upon conversion of such share of Series A Preferred Stock by the holder.

            (h) In case any other corporate event or transaction of the Corporation, outside the ordinary course of business consistent with past practice, not specified in Section 6(f) or 6(g) occurs which equitably requires an antidilutive


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adjustment to the Series A Preferred Stock, the Corporation and the holders shall consult with each other in good faith and mutually agree upon appropriate adjustments so that the property (including securities) to be received by a holder of Series A Preferred Stock upon conversion of the Series A Preferred Stock after the effective date of such event, shall be substantially similar, as nearly as practicable, to those to which a holder would have been entitled had such holder converted the Series A Preferred Stock held by such holder immediately prior to such event.

            (i) The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of an event set forth in Section 6(f) and shall be equal to the Conversion Price immediately prior to such event multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such event and the denominator of which is the Conversion Rate immediately after such event.

            (j) No adjustment in the Conversion Rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Conversion Price as existed prior to the last adjustment of the Conversion Rate; provided, however, that any adjustments that by reason of this Section 6(j) are not required to be made shall be carried forward and taken into account in the earlier of (i) any subsequent adjustment and (ii) conversion. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the Conversion Rate shall be made for cash dividends.

            (k) The Corporation may make such increases in the Conversion Rate (or decreases in the Conversion Price), in addition to those required by Sections 6(f), (g), (h) and (i) as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

            (l) In the event that:

                  (i) the Corporation takes any action that would require an adjustment in the Conversion Rate,

                  (ii) the Corporation declares or distributes any dividend, distribution, security, instrument or other rights to its shareholders (other than regular quarterly cash dividends) that would require an adjustment in the Conversion Rate pursuant to Section 6(g),

                  (iii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, or makes any statutory exchange of securities with, another corporation or engages in any reorganization, restructuring, recapitalization, reclassification of capital stock or other similar transaction, or


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

                  (iv) there is a dissolution or liquidation or other winding up of the Corporation,

a holder may wish to convert some or all of the Series A Preferred Stock prior to the record date for, or the effective date of, the action or transaction so that it may receive the rights, warrants, securities or assets that a holder of shares of the Common Stock on that date may receive. Therefore, not later than 10 days prior to the earliest of the proposed record or effective date, as the case may be, or any other applicable date with respect to any of the foregoing actions or transactions (including the date, if any is to be fixed, as of which holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon any such merger, consolidations, reorganization, restructuring, recapitalization, reclassification, transfer, dissolution, liquidation or winding up) the Corporation shall give the holder a notice stating such proposed record or effective date, as the case may be, or such other applicable date. All notices to a holder of the Series A Preferred Stock shall be deemed given only upon the earlier of (i) the date when received by the holder or (ii) three days after the Corporation has sent such notice.

            Section 7. Limitations. In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, voting separately, modify, amend or rescind the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely; but (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized shares of the Common Stock, or (ii) in connection with the authorization or increase of any class or series of shares of preferred stock. The provisions of this Section 7 shall not in any way limit the right and power of the Corporation to issue its currently authorized but unissued shares or bonds, notes, mortgages, debentures, and other obligations, and to incur indebtedness to banks and to other lenders.

            Section 8. No Preemptive Rights.

            No holder of shares of the Series A Preferred Stock shall possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation other than the Common Stock (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

            Section 9. Rank.

            Unless otherwise provided in the Restated Certificate of Incorporation ("Certificate of Incorporation") or a Certificate of Amendment relating to a subsequent


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

series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment and distribution of assets on liquidation, dissolution, or winding up, whether voluntary or involuntary, of the Corporation and senior to the Common Stock of the Corporation as to the foregoing.

                                    ARTICLE V
                          AGENT FOR SERVICE OF PROCESS

            The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The address to which the Secretary of State shall mail a copy of any such process so served upon him is: Financial Security Assurance Holdings Ltd., 350 Park Avenue, New York, New York 10022-6022.

                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

            No holder of shares of any class, whether now or hereafter authorized, and no holder of any other security issued by the Corporation, shall have any preemptive or preferential or other right of subscription to, or purchase of, any shares of any class or any other security of Corporation, whether now or hereafter authorized; nor shall any such holder have any preferential or other right to purchase any such shares of any such other security which may have been acquired by and may be held in the treasury of the Corporation; and all such holders shall have only such right, if any, to subscribe for or purchase the same, as the Board of Directors, in its discretion, may from time to time fix.

                                   ARTICLE VII
                      LIMITATION OF LIABILITY OF DIRECTORS

            No director will have any personal liability to the Corporation or its shareholders for damages for any breach of duty in the director's capacity as such, except that this provision will not eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law or (ii) the liability of any director for any act or omission prior to the adoption of this provision of the Certificate of Incorporation.

            SIXTH: The foregoing restatement of the Corporation's Restated Certificate of Incorporation, as amended hereby, was authorized on May 13, 1999, by resolution of the Board of Directors of the Corporation and approved by resolution of the Shareholders of the Corporation.


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

            IN WITNESS WHEREOF, Financial Security Assurance Holdings Ltd. has made this Restated Certificate of Incorporation and caused it to be signed by its Chief Executive Officer and Secretary, who affirm that the statements made herein are true under the penalties of perjury this 13th day of May, 1999.


                                    /s/  Robert P. Cochran
                                    ------------------------------------
                                    Robert P. Cochran,
                                    Chairman and Chief Executive Officer


                                    /s/  Bruce Stern
                                    ------------------------------------
                                    Bruce E. Stern,
                                    Secretary


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